EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Eighth Amendment") is entered into as of October 11, 1995 by and between Shawmut Capital Corporation, a Connecticut corporation, as successor-in-interest to Barclays Business Credit, Inc., a Connecticut corporation ("Lender"), and Gottschalks, Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

                           RECITALS

     A. Lender and Borrower entered into that certain Loan and Security Agreement, dated as of March 30, 1994, as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of May 12, 1994, (ii) that certain Second Amendment to Loan and Security Agreement dated as of October 12, 1994, (iii) that certain Third Amendment dated as of October 12, 1994, dated as of December 30, 1994, (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of March 22, 1995, (v) that certain Fifth Amendment to Loan and Security Agreement dated as of March 31, 1995, (vi) that certain Sixth Amendment to Loan and Security Agreement dated as of July 31, 1995, and
(vii) that certain Seventh Amendment to Loan and Security Agreement dated as of August 9, 1995, pursuant to which Lender agreed to provide certain financial accommodations to Borrower on the terms and conditions set forth therein (said Loan and Security Agreement, as from time to time in effect, together with all exhibits and schedules thereto, is hereinafter referred to as the "Loan Agreement").

     B. Lender and Borrower desire to amend certain aspects of their financing arrangements under the Loan Agreement.

                           AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Lender and Borrower hereby agree as follows:

          1. Use of Terms Defined in the Loan Agreement. All capitalized terms that are defined in the Loan Agreement and that are used without definition herein shall have the respective meanings given to them in the Loan Agreement.

          2.   Amendment to the Loan Agreement.

               2.1 Section 8.3(D) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                    (D)  Minimum Earnings.

                    (i) Maintain at all times not less that the following Consolidated Adjusted Net Earnings from Operations for the corresponding periods set forth below.

                    Fiscal Period            Amount

                    September 1995           <$1,500,000>
                    October 1995             <$1,500,000>
                    November 1995            <$1,500,000>
                    December 1995            <$1,500,000>

                    Each Fiscal                   <$2,500,000>

                    (ii) Maintain at all times, on a fiscal quarter-to-date basis, not less than the following Consolidated Adjusted
               Net Earnings from Operations during the corresponding fiscal quarters set forth below:

                    Fiscal Period            Amount

                    Each fiscal quarter           <$3,500,000>
                    From the third fiscal
                    quarter of Fiscal Year
                    ending January 1996
                    through and including
                    the third fiscal quarter
                    Of Fiscal Year ending
                    January 1997

                    Each fiscal quarter           <$2,000,000>
                    thereafter

                    (iii) Maintain at all times not less than the following Consolidated Adjusted Net Earnings from Operations for the period of twelve (12) consecutive Fiscal Periods including and ending with the corresponding Fiscal Periods set forth below:

                    Fiscal Period            Amount

                    August 1995                   $1,500,000

                    September 1995 through        <$2,500,000>
                    November 1996

                    Each Fiscal Period            $0.00
                    thereafter

               2.2 Section 8.3(G) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor.
                    (G) Times Interest Earned Ratio. Maintain at all times (i) from the September 1995 Fiscal Period through and including the October 1995 Fiscal Period a Times Interest Earned Ratio of not less than 1 to 1, (ii) from the November 1995 Fiscal period through and including the October 1996 Fiscal Period a Times Interest Earned Ratio of not less than .70 to 1, and (iii) after the October 1996 Fiscal Period a Times Interest Earned Ratio of not less than 1 to 1.

               3. Continuing Representations of Borrower. Borrower hereby represents and warrants to Lender that as of the date hereof all representations and warranties contained in the Loan Agreement are true, complete and correct, and no Default or Event of Default has occurred and is continuing.

               4. Incorporation into the Loan Agreement. The terms and conditions of this Eight Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Eighth Amendment and any other provision of the Loan Agreement, the terms and provisions of this Eighth Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Eighth Amendment, all of the provisions of the Loan Agreement shall remain in full force and effect to the extent in effect on the date hereof. Except to the extent, if any, specifically dealt with herein, this Eighth Amendment does not constitute an amendment or waiver by Lender of any provision of the Loan Agreement, or of any Default, Event of Default, or other default by Borrower thereunder. The Loan Agreement, as modified by this Eighth Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications, or understandings of the parties with respect to the subject matter thereof.

               5.   Section Headings.   The headings of the Sections hereof
are for convenience only, are without substantive meaning, and shall not be used in interpreting any provision of this Eighth Amendment or the Loan Agreement.

               6. Counterparts. This Eight Amendment may be executed in counterparts, each of which shall be deemed to be an or original but all of which shall be one and the same agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Loan and Security Agreement as of the day and year first written above.

                                   ("Lender")

                                   SHAWMUT CAPITAL CORPORATION

                                   By    s/Melvin L. Robbins

                                        Melvin L. Robbins
                                        Senior Vice President

                                   ("Borrower")

                                   GOTTSCHALKS INC.

                                   By    s/Alan A. Weinstein

                                        Alan A. Weinstein
                                        Senior Vice President and
                                        Chief Financial Officer